                                                              EX-99.B(j)wrconsnt

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment
No. 18 to Registration Statement No. 33-45961 of W&R Funds, Inc. on
Form N-1A of our report dated May 10, 2002 appearing in the Annual Report of
Asset Strategy Fund, Core Equity Fund, High Income Fund, International Growth
Fund, Large Cap Growth Fund, Limited-Term Bond Fund, Mid Cap Growth Fund, Money
Market Fund, Municipal Bond Fund, Science and Technology Fund, Small Cap Growth
Fund and Tax-Managed Equity Fund, comprising W&R Funds, Inc., for the fiscal year ended March 31, 2002, in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the caption "Custodial and Auditing Services" in such Statement of Additional
Information. We also consent to the reference to us under the caption "Financial
Highlights" in the Prospectuses, which are also part of such Registration
Statement.

/s/Deloitte & Touche LLP
-----------------------
Deloitte & Touche LLP
Kansas City, Missouri
July 23, 2002